UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 4, 2012

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, DCT Industrial Trust Inc. (the “Company”) promoted Jeffrey F. Phelan to serve as President of the Company effective as of January 1, 2013. Mr. Phelan, age 51, currently serves as National President of Development and Managing Director, West Region. Philip L. Hawkins, who is relinquishing the title of President in connection with Mr. Phelan’s appointment, will continue to serve as the Company’s Chief Executive Officer and a member of the Board of Directors.

In connection with the promotion of Mr. Phelan to President, the Company entered into a new employment agreement with Mr. Phelan, which supersedes his previous employment agreement with the Company that had a term of employment expiring on March 30, 2013. This discussion is qualified in its entirety by reference to the copy of this agreement, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Under Mr. Phelan’s new employment agreement he will serve as the President of the Company. Mr. Phelan’s employment agreement has a term commencing on January 1, 2013 and ending on October 9, 2015. The agreement provides for an annual salary of at least $400,000, a one-time initial equity grant equal to $400,000, annual cash bonuses with a target of at least $300,000 and annual equity awards with a target value of at least $450,000; provided that the amount of the actual cash bonuses paid and the value of the actual annual equity awards granted will be made by the Company, in its sole discretion, based on such factors relating to the performance of Mr. Phelan or the Company as it deems relevant and, in each case, may be more or less than the target amount. The terms of Mr. Phelan’s new employment agreement relating to payments and benefits in connection with the termination of his employment with the Company or a change in control of the Company and Mr. Phelan’s nonsolicitation, nondisparagement and other similar obligations are substantially identical to the corresponding terms that were contained in his previous employment agreement. The description of these terms set forth in the Company’s proxy statement for its 2012 annual meeting is hereby incorporated by reference. In addition, under Mr. Phelan’s new employment agreement, if any payments and benefits to be paid or provided to Mr. Phelan, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Phelan’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Phelan.

The information set forth in the Company’s proxy statement for its 2012 annual meeting with respect to Mr. Phelan’s prior experience and under “Transactions with Related Persons-Transactions with Jeffrey F. Phelan” is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement, dated as of December 4, 2012, by and between the Company and Jeffrey F. Phelan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: December 5, 2012